CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-232186) of Tradeweb Markets Inc. of our report dated December 17, 2018, except for the impact of the amendment to the LLC agreement discussed in Note 1 to the consolidated financial statements, as to which the date is May 20, 2019, relating to the financial statements of Tradeweb Markets LLC, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 24, 2021

1